                                                            EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-4 of our report dated June 24, 1996, appearing in the Current Report on Form 8-K of Cendant Corporation filed on January 29, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Seattle, Washington
February 17, 1998